Consent of KPMG LLP, Independent Registered Public Accounting Firm

The Board of DirectorsThe
Fairchild Corporation:

We consent to the incorporation by reference in the registration statements (No. 33-38302, 333-49779, 333-62037, 333-97703, 333-82828, 333-16821, 333-70387, 333-70673, and 333-54158) on Form S-8 of The Fairchild Corporation of our report dated December 13, 2004, with respect to the consolidated balance sheets of The Fairchild Corporation and subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations and other comprehensive income (loss), stockholders’ equity, and cash flows for the year ended September 30, 2004, the three-month period ended September 30, 2003 and the year ended June 30, 2003, which report appears in the September 30, 2004, annual report on Form 10-K of The Fairchild Corporation.

   /s/ KPMG LLP

McLean, VirginiaDecember
13, 2004

Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-38302, 333-49779, 333-62037, 333-97703, 333-82828, 333-16821, 333-70387, 333-70673, and 333-54158) of our report dated March 28, 2003, with respect to the consolidated financial statements of The Fairchild Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended September 30, 2004.

/s/ Ernst & Young LLP

McLean, VADecember
10, 2004